Exhibit 10.3

Summary of Supplement to Lease Agreement Dated July 31, 2012

A supplement dated July 31, 2012 (the “Supplement”) made to the existing lease agreement dated January 22, 2003, as supplemented on December 11, 2005, on June 12, 2007 and on July 19, 2011 (the “Lease Agreement”).

1.	Parties: Pluristem Ltd. and MTM – Scientific Industries Center Haifa Ltd.

2.	Signing Date: July 31, 2012.

3.	Lease Period: September 1, 2012 until December 31, 2012.

4.	The Premises: A certain area in Building 20, (approximately 1,280 square meters), MATAM Advanced Technology Park, Haifa, Israel.

Subject to the arrangements under this Supplement, all the provisions of the Lease Agreement shall apply to the Supplement.